Exhibit 99.1

Dream Finders Announces Early Participation Results of
Private Exchange Offer and Consent Solicitation
JACKSONVILLE, Fla., — November 5, 2026 — Dream Finders Homes, Inc. (NYSE: DFH) (“Dream Finders”) today announced the early participation results of its previously announced private exchange offers (the “Exchange Offer”). Following Dream Finders’ recently completed acquisition of Beazer Homes USA, Inc. (“Beazer”), Dream Finders announced the offers to Eligible Holders (as defined herein) to exchange any and all outstanding notes issued by Beazer and set forth in the table below (the “Beazer Notes”) for new notes to be issued by Dream Finders (the “Dream Finders Notes”), and the related solicitation of consents to adopt certain proposed amendments to the indentures governing the Beazer Notes (the “Proposed Amendments” and such solicitation, the “Consent Solicitation”). As of 5:00 p.m., New York City time, on November 4, 2026 (the “Early Participation Date”), the following principal amounts of each series of Beazer Notes had been validly tendered and not validly withdrawn (and consents thereby validly delivered and not validly revoked):

Series of Beazer Notes	Principal Amount Outstanding	Beazer Notes Tendered as of the Early Participation Date
		Principal Amount	Approximate Percentage
7.500% Senior Notes due 2031 (CUSIP Nos. 07556QBU8 / U0758TAT4)	$250,000,000	$248,062,000	99.22%
8.000% Senior Notes due 2032 (CUSIP Nos. 07556QBV6 / U0758TAU1)	$400,000,000	$393,125,000	98.28%
As of the Early Participation Date, Dream Finders received consents from holders of at least a majority in aggregate principal amount of each series of Beazer Notes (the “Requisite Consents”) to adopt the Proposed Amendments with respect to each series of Beazer Notes. Accordingly, Beazer and the trustee for each series of Beazer Notes are expected to execute and deliver supplemental indentures to the indentures governing the Beazer Notes to effect the Proposed Amendments, which will eliminate substantially all of the restrictive covenants and events of default under such indentures. Dream Finders has elected not to have an early settlement date. As a result, the settlement date is expected to be November 23, 2026, the first business day after the Expiration Date (as defined below), at which time Dream Finders Notes will be issued in exchange for all validly tendered and not validly withdrawn Beazer Notes tendered on or prior to the Expiration Date, and the Proposed Amendments will become operative on such date. Once operative, the Proposed Amendments will be binding on all holders of the applicable series of Beazer Notes, including holders who did not tender their Beazer Notes. Withdrawal rights terminated at 5:00 p.m., New York City time, on November 4, 2026, and tendered Beazer Notes may no longer be withdrawn, except in limited circumstances where additional withdrawal rights are required by law.
As previously announced, Eligible Holders who validly tendered (and did not validly withdraw) their Beazer Notes on or prior to the Early Participation Date will receive, for each $1,000 principal amount of Beazer Notes accepted for exchange, $1,000 principal amount of the corresponding series of Dream Finders Notes and $1.00 in cash, which includes an early participation premium of $50 principal amount of Dream Finders Notes (such $50 principal amount and $1.00 in cash per $1,000 of Beazer Notes exchanged, the “Early Participation Premium”). Eligible Holders who validly tender their Beazer Notes after the Early Participation Date but on or prior to 5:00 p.m., New York City time, on November 20, 2026, unless extended (such time and date, as the same may be extended, the “Expiration Date”), will receive only $950 principal amount of the corresponding series of Dream Finders Notes per $1,000 principal amount of Beazer Notes accepted for exchange. In each case, Eligible Holders will also receive accrued and unpaid interest on their accepted Beazer Notes, payable in cash, to, but not including, the settlement date.
The Exchange Offer and Consent Solicitation are being made pursuant to the terms and subject to the conditions set forth in the exchange and consent solicitation statement dated October 22, 2026 (as it may be amended or supplemented, the “Offering Memorandum”). Dream Finders, in its sole discretion, may terminate, withdraw, amend or extend the Exchange Offer and Consent Solicitation, subject to the terms and conditions set forth in the Offering Memorandum.

This press release is neither an offer to sell nor the solicitation of an offer to buy the Dream Finders Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. The Exchange Offer has not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The Dream Finders Notes will be issued in reliance upon exemptions from, or in transactions not subject to, registration under the Securities Act. The Dream Finders Notes are being offered for exchange only (i) to qualified institutional buyers as defined in Rule 144A under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and (ii) outside the United States to persons other than U.S. persons (each as defined in Rule 902 under the Securities Act) in reliance upon Regulation S under the Securities Act. The Dream Finders Notes may not be offered, sold, pledged or otherwise transferred in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.
The Exchange Offer and Consent Solicitation are being made only pursuant to the Offering Memorandum. The Offering Memorandum and other documents relating to the Exchange Offer and Consent Solicitation will be distributed only to holders who complete and return an eligibility letter certifying that they are within one of the categories of offerees described above (such holders, the “Eligible Holders”). Holders located in, or residents of, Canada are additionally required to complete, sign and submit to the exchange agent a Canadian certification form in order to participate. None of Dream Finders, Beazer, their respective directors or officers, the dealer managers and solicitation agents, the exchange agent, the information agent, the trustee for the Dream Finders Notes or the Beazer Notes, their respective affiliates, or any other person is making any recommendation as to whether holders should tender their Beazer Notes in the Exchange Offer.
Holders who desire a copy of the eligibility letter should contact D.F. King & Co., Inc., the exchange agent and information agent for the Exchange Offer and Consent Solicitation, at (866) 796-6867 (U.S. Toll-free) or by email at DFH@dfking.com. Banks and brokers should call (646) 698-8770. The eligibility letter may also be found here: https://www.dfking.com/dfh. D.F. King & Co., Inc. will also provide copies of the Offering Memorandum to Eligible Holders.
The complete terms and conditions of the Exchange Offer and Consent Solicitation are set forth in the Offering Memorandum. The Exchange Offer is not being made to holders of Beazer Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The Dream Finders Notes have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the Offering Memorandum.
About Dream Finders Homes
Dream Finders Homes (NYSE: DFH), headquartered in Jacksonville, Florida, was recognized as the 2025 National Builder of the Year by Builder magazine. Dream Finders builds single-family homes throughout the Southeast, Mid-Atlantic, Midwest, Southwest and West, including Florida, Texas, Tennessee, North Carolina, South Carolina, Georgia, Colorado, Arizona, California, Nevada, Indiana, Delaware and the Washington, D.C. metropolitan area, which comprises Washington, D.C., Northern Virginia and Maryland. As the Official Home Builder of the PGA TOUR, the Jacksonville Jaguars and the Tampa Bay Rays, Dream Finders is deeply committed to excellence beyond homebuilding and into the communities it serves. Through its wholly owned subsidiaries, Dream Finders also provides mortgage financing as well as title agency and underwriting services to homebuyers. Dream Finders achieves its growth and returns by maintaining an asset-light homebuilding model.

Cautionary Statement Regarding Forward-Looking Statements
Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act, Section 27A of the Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, that are based on management’s current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “positions,” “potential,” “predicts,” “project,” “prospects,” “pursue,” “seek,” “should,” “target,” “will,” “would” and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. Forward-looking statements are not guarantees of performance and Dream Finders’ actual results may differ materially from those expressed, projected or implied in or by the forward-looking statements. You should not place undue reliance on these forward-looking statements. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. These risks, uncertainties and assumptions are discussed in Dream Finders’ Annual Report on Form 10-K for the year ended December 31, 2025 and other filings with the SEC. In addition to factors previously disclosed in Dream Finders’ reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements and historical performance: Dream Finders’ ability to complete the Exchange Offer on the anticipated terms and timing, or at all, including satisfaction or waiver of the applicable conditions; the outcome of any legal proceedings relating to the acquisition that may be instituted against Dream Finders or Beazer; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the acquisition; Dream Finders’ ability to complete the integration of Beazer successfully or fully realize cost savings and other benefits and other consequences associated with mergers, acquisitions and divestitures; the level of indebtedness incurred in connection with the acquisition of Beazer and Dream Finders’ ability to reduce leverage within anticipated timeframes or to access capital on acceptable terms; the effects of the completion of the acquisition on the market price of Dream Finders’ common stock, credit ratings or operating results; and the potential impact of the acquisition on relationships, including with employees, customers and competitors. Dream Finders undertakes no obligation to update or revise any forward-looking statement except as may be required by applicable law.
Contacts:
Investor Contact: investors@dreamfindershomes.com
Media Contact: mediainquiries@dreamfindershomes.com